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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-49268, No. 33-64029 and No. 333-29325 of Atrix Laboratories, Inc. on Forms S-8, and No. 333-43191 and No. 333-68585 of Atrix Laboratories, Inc. on Form S-3, of our report dated February 29, 2000, appearing in this Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
February 29, 2000